Exhibit 99.1

Porter Bancorp, Inc. Declares Cash Dividend

LOUISVILLE, Ky.--(BUSINESS WIRE)--February 27, 2009--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, announced today that its Board of Directors declared a cash dividend of $0.21 per share. The dividend will be payable on April 1, 2009, to shareholders of record as of March 15, 2009.

“We remain focused on building long-term shareholder value through our cash dividend program,” stated Maria L. Bouvette, President and CEO of Porter Bancorp, Inc. “Our goal is to return a portion of our earnings to shareholders while maintaining a strong capital base.”

About Porter Bancorp, Inc.

Porter Bancorp, Inc., a bank holding company headquartered in Louisville, Kentucky, had $1.6 billion in assets as of December 31, 2008. Through Porter’s subsidiary PBI Bank, it operates 19 full-service banking offices in 11 counties in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

PBIB-F PBIB-G

CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, President and CEO, 502-499-4800